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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.10

AMENDMENT TO

COLLABORATION, OPTION AND LICENSE AGREEMENT

This Amendment (“Amendment”) is entered into as of January 25, 2018 (the “Amendment Effective Date”), by and between Adverum Biotechnologies, Inc., a Delaware corporation having an address at 1035 O’Brien Drive, Menlo Park, CA 94025 (“Adverum”), and Editas Medicine, Inc., a Delaware corporation having an address at 11 Hurley St., Cambridge, MA 02141 (“Editas”) and amends that certain Collaboration, Option and License Agreement, dated August 8, 2016, by and between Adverum and Editas (the “Agreement”).  Adverum and Editas may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, Adverum and Editas are parties to the Agreement;

Whereas, the Parties desire to amend the Agreement as set forth herein.

Now, Therefore, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1.	Section 1.74 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.74 “Research Period” shall mean the period commencing on the Effective Date and ending on the earlier of (i) completion of all research contemplated by the Research Plan (as may be amended from time to time by mutual agreement of the Parties) and (ii) September 30, 2018.

2.	The first sentence of Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Editas may elect, in its sole discretion, to exercise the Option with respect to the Initial Indication by providing written notice to Adverum at any time by September 30, 2018 (the “Initial Option Exercise Period”).”

1.

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3.	The first sentence of Section 3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Whether or not Editas exercises the Option with respect to the Initial Indication within the Initial Option Exercise Period, Editas shall have the right to elect, in its sole discretion, to exercise the Option with respect to one or more (and up to all) of the Additional Indications by providing written notice to Adverum, provided that Editas shall exercise all such Options within the four years following the Effective Date (the “Additional Indication Option Exercise Period”), provided, that Editas has either made the Initial Option Exercise or has made an option exercise pursuant to this Section 3.3 during the three (3) year period following the Effective Date.”

4.	Section 6.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.2 (a) Option Extension Fee.  In consideration for the parties entering into that certain Amendment to Collaboration, Option and License Agreement, by and between the parties, dated January 25, 2018 (the “Amendment”), Editas shall make a one-time, non-refundable, noncreditable payment to Adverum of five hundred thousand dollars ($500,000.00) within [*] days after the effective date of the Amendment, provided, that Adverum has provided an invoice for such payment to accounts.payable@editasmed.com.

6.2 (b) Option Exercise Fee.  Editas shall make a one-time, nonrefundable, non-creditable payment to Adverum of one million three hundred thousand dollars ($1,300,000) if and when Editas decides, in its sole discretion, to timely make the Option Exercise.  Additionally, for the first Additional Indication for which Editas timely exercises its Option, as determined in Editas’ sole discretion, Editas shall make a one-time, nonrefundable, non-creditable payment to Adverum of one million five hundred thousand dollars ($1,500,000.00) for such Additional Indication for which it exercises its Option to take a license under Section 3.4(a).  Editas shall make a one-time, non-refundable, non-creditable payment to Adverum of one million dollars ($1,000,000.00) for each Additional Indication (other than the first Additional Indication for which Editas may exercise the Option as contemplated by the prior sentence) for which it exercises its Option, as determined in Editas’ sole discretion, for such Additional Indication for which it exercises its Option to take a license under Section 3.4(a).  Payment of the sums associated with each Option exercise set forth in this Section 6.2(b) shall be made within [*] business days after the applicable Option Exercise Date.”

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.	The Research Plan set forth in the Agreement shall be amended and replaced in its entirety with the Research Plan attached hereto as Schedule A.
6.	Each Party hereby provides written notice to the other Party that its respective JRC representatives are updated and revised as follows:

Adverurn JRC representatives:

a.  Mehdi Gasmi, Chief Science and Technology Officer

b.  Angelica Philips, VP, Preclinical Development

c.  Pallavi Sharma, Scientist, Assay Development

Editas JRC representatives:

a.  Charlie Albright, Chief Scientific Officer

b.  Peter Baciu, Senior Director, Ocular Diseases

c.  Jonathan McNeill, Senior Manager, Business Development

7.

The Parties acknowledge and agree that this Amendment shall not amend or change the fact that five hundred thousand dollars ($500,000) of the payment made by Editas pursuant to Section 6.1 of the Agreement (minus any amounts that Editas has already credited against payments owed pursuant to Section 2.2(c)) is creditable against amounts Editas may owe to Adverum pursuant to Section 2.2(c).  The Parties further acknowledge and agree that $37,191.45 of such credit has been utilized as of the Amendment Effective Date resulting in a balance of $462,808.55 creditable against amounts Editas may owe to Adverum pursuant to Section 2.2(c).

8.

The Parties acknowledge and agree that notwithstanding anything to the contrary in the Agreement or this Amendment, there shall not be a Non-Adverum Product and no rights are granted under the Agreement or this Amendment with respect to any Non-Adverum Product.

9.

Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Agreement.  All references herein to paragraph or section location shall relate to the corresponding paragraph or section in the Agreement.

10.

Except as specifically set forth in this Amendment, the Agreement will continue in full force and effect without change.  If there is any conflict between the terms of this Amendment and the Agreement, this Amendment will govern.

11.

This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Amendment may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

12.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, US, without reference to any rules of conflict of laws.

{Signature Page Follows}

3.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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In Witness Whereof, the Parties hereto have caused this Amendment to be executed and entered into by their duly authorized representatives as of the Amendment Effective Date.

Adverum Biotechnologies, Inc.		Editas Medicine, Inc.

By:	/s/ Amber Salzman	By:	/s/ Charlie Albright

Name:	Amber Salzman	Name:	Charlie Albright

Title:	President and CEO	Title:	Chief Scientific Officer

4.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule A

Research Plan

[*]

(5 pages omitted)

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.